              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                 TCW/DW NORTH AMERICAN GOVERNMENT INCOME TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)

(B) TOTAL RETURN (NO LOAD FUND)

                            -                                       -
                           |        ---------------------- |
FORMULA:                   |       |             |
                           |  /\ n |             EV      |
               t  =        |    \  |        -------------| - 1
                           |     \ |              P      |
                           |      \|             |
                           |_                    _|

                               EV
              TR  =        ----------        - 1
                                P


          t = AVERAGE ANNUAL COMPOUND RETURN
          n = NUMBER OF YEARS
         EV = ENDING VALUE
          P = INITIAL INVESTMENT
         TR = TOTAL RETURN


                                  (B)                             (A)
  $1,000        EV AS OF        TOTAL       NUMBER OF       AVERAGE ANNUAL
INVESTED - P    31-Oct-96    RETURN - TR    YEARS - n    COMPOUND RETURN - t
------------    ---------    -----------    ---------    -------------------
  31-Oct-95     $1,063.80        6.38%         1.00              6.38%

  31-Jul-92     $1,136.60       13.66%         4.25              3.06%


(C)      GROWTH OF $10,000
(D)      GROWTH OF $50,000
(E)      GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION

$10,000         TOTAL          (C)   GROWTH OF           (D)   GROWTH OF           (E)   GROWTH OF
INVESTED - P    RETURN - TR    $10,000 INVESTMENT - G    $50,000 INVESTMENT - G    $100,000 INVESTMENT - G
------------    -----------    ----------------------    ----------------------    -----------------------
 31-Jul-92          13.66               $11,366                 $56,830                  $113,660

                 TCW/DW NORTH AMERICAN GOVERNMENT INCOME TRUST

                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                                    10/31/96


                            6
YIELD = 2 { [ ((a-b) /cd)  +1] -1}



WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
         d = The maximum offering price per share on the last day of the period


                                                                             6
YIELD = 2 { [ ((2,104,534.45 - 453,303.45) /42,933,122.044 X 8.39) +1] -1}

                                           =    5.56%